Exhibit 99.1

PANDORA REPORTS RECORD 1Q14 FINANCIAL RESULTS

•                  1Q14 GAAP total mobile revenue of $83.9 million, growing 97% year-over-year and non-GAAP mobile revenue of $86.7 million, growing 101% year-over-year, outpacing mobile listener hour growth, which grew 47% year-over-year

•                  Pandora One subscribers surpassed 2.5 million, adding over 700 thousand net new subscribers in the first quarter and growing 114% year-over-year

•                  1Q14 GAAP total revenue of $125.5 million, growing 55% year-over-year and non-GAAP total revenue of $128.5 million, growing 58% year-over-year

•                  1Q14 total listener hours of 4.18 billion, growing 35% year-over-year

•                  Share of total U.S. radio listening for Pandora in April 2013 was 7.33%, an increase from 5.86% at the same time last year

•                  Active users reach 70.1 million, growing 35% year-over-year

OAKLAND, Calif — May 23, 2013 — Pandora (NYSE: P), the leading Internet radio service, today announced financial results for the first quarter fiscal year 2014 ended on April 30, 2013.

“Pandora continues to expand its mobile leadership,” stated Joe Kennedy, Chairman & CEO of Pandora.  “Mobile listening hours and mobile ad revenue reached record highs, with growth in mobile ad revenue exceeding growth in mobile listening hours.  During the quarter, we successfully implemented a mobile listening limit, enabling us to manage our content acquisition costs with minimal impact on listenership or revenue growth. Pandora’s subscriber base surpassed 2.5 million, adding more net new subscribers in the quarter than in all of fiscal 2013, giving Pandora the largest US streaming subscriber base of any music service.”

Fiscal 1Q14 Financial Results

Total Revenue: For the first quarter of fiscal 2014, GAAP total revenue was $125.5 million, a 55% year-over-year increase. Non-GAAP total revenue(1) was $128.5 million, a 58% year-over-year increase, including $3.0 million in revenue relating to our subscription return reserve. Advertising revenue was $105.1 million, a 49% year-over-year increase.  Non-GAAP subscription and other revenue was $23.4 million, a 114% year-over-year increase, including $3.0 million in revenue relating to our subscription return reserve.

EPS:  For the first quarter of fiscal 2014, GAAP basic and diluted EPS were ($0.16). Non-GAAP basic and diluted EPS were ($0.10), including $3.0 million in revenue relating to our subscription return reserve, which contributed a $0.02 improvement in non-GAAP EPS, and excluding $7.4 million in expense from stock-based compensation. Basic and diluted EPS were based on 173.6 million weighted average shares outstanding.

Cash: For the first quarter of fiscal 2014, the company ended with $75.4 million in cash, cash equivalents and short-term investments, compared with $89.0 million at the end of the prior quarter.  For the first quarter of fiscal 2014, Pandora’s cash used in operating activities was $12.6 million compared to $10.6 million used in the year-ago quarter.

Other Business Metrics

Total listener hours: Total listener hours grew 35% to 4.18 billion for the first quarter of fiscal 2014, compared to 3.09 billion for the first quarter of fiscal 2013.

Guidance

Based on information available as of May 23, 2013, the company is providing financial guidance for the second quarter and fiscal year of 2014 as follows:

2Q14 Guidance:  Non-GAAP revenue is expected to be in the range of $155 million to $160 million.  Non-GAAP EPS is expected to be between ($0.02) and $0.01.  Non-GAAP EPS includes revenue relating to our subscription return reserve, excludes stock-based compensation expense, assumes minimal tax expense given our net operating loss position, and is based on 175 million basic and 196 million diluted weighted average shares outstanding for the second quarter of fiscal 2014.

Fiscal 2014 Guidance:  Non-GAAP revenue is expected to be in the range of $615 million to $635 million.  Non-GAAP EPS is expected to be between ($0.02) and $0.08.  Non-GAAP EPS excludes stock-based compensation expense, assumes minimal tax expense given our net operating loss position, and is based on 176 million basic and 197 million diluted weighted average shares outstanding for fiscal 2014.

1Q14 Financial Results Conference Call: Pandora will host a conference call today at 2 p.m. PT/ 5 p.m. ET to discuss the first quarter fiscal year 2014 financial results with the investment community. A live webcast of the event will be available on the Pandora Investor Relations website at http://investor.pandora.com. A live domestic dial-in is available at (877) 355-0067 or internationally at (443) 853-1239. A domestic replay will be available at (855) 859-2056 or internationally at (404) 537-3406, using passcode 65190194, and available via webcast until June 7, 2013.

(1)         The subscription return reserve consists of revenue that we defer on a GAAP basis because we have limited operating history with certain mobile subscription refund rights. We are required to defer revenue until the refund rights lapse or until we have developed sufficient transaction history to estimate a reserve. The subscription return reserve is excluded from the Subscription services and other revenue line of our GAAP presentation.  Management includes revenue relating to our subscription return reserve because we believe that this non-GAAP measure will provide greater comparability with future GAAP revenue once sufficient transaction history is developed and a return reserve can be estimated.

ABOUT PANDORA

Pandora (NYSE: P) gives people music and comedy they love anytime, anywhere, through connected devices. Personalized stations launch instantly with the input of a single “seed” — a favorite artist, song or genre. The Music Genome Project®, a deeply detailed hand-built musical taxonomy, powers the personalization of Pandora® internet radio by using musicological “DNA” and constant listener feedback to craft personalized stations from a growing collection of more than one million tracks. Tens of millions of people turn on Pandora every month to hear music they love. www.pandora.com

“Safe harbor” Statement:

This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expected revenue and non-GAAP EPS. These forward-looking statements are based on Pandora’s current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our operation in an emerging market and our relatively new and evolving business model; our ability to estimate revenue reserves; our ability to increase our listener base and listener hours; our ability to attract and retain advertisers; our ability to generate additional revenue on a cost-effective basis; competitive factors; our ability to continue operating under existing laws and licensing regimes; our ability to establish and maintain relationships with makers of mobile devices, consumer electronic products and automobiles; our ability to manage our growth; our ability to continue to innovate and keep pace with changes in technology and our competitors; risks related to service interruptions or security breaches; and general economic conditions worldwide. Further information on these factors and other risks that may affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our Annual Report on Form 10-K and our Form 10-Q for the current quarter, particularly under the heading “Risk Factors.”

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in the company’s most recent reports on Form 10-K and Form 10-Q, each as they may be amended from time to time.  The company’s results of operations for the current quarter are not necessarily indicative of the company’s operating results for any future periods.

These documents are available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at investor.pandora.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP measures of financial performance: non-GAAP revenue, non-GAAP subscription revenue, non-GAAP EPS and non-GAAP diluted EPS. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings press releases.

These non-GAAP financial measures differ from GAAP in that they include revenue relating to our subscription return reserve, which consists of deferred revenue related to subscriptions that are sold with return rights, and exclude expense from stock-based compensation.

The subscription return reserve consists of revenue that we defer on a GAAP basis because we have limited operating history with certain mobile subscription refund rights. We are required to defer revenue until the refund rights lapse or until we have developed sufficient transaction history to estimate a reserve. The subscription return reserve is excluded from the Subscription services and other revenue line of our GAAP presentation. Management includes revenue relating to our subscription return reserve because we believe that this non-GAAP measure will provide greater comparability with future GAAP revenue once sufficient transaction history is developed and a return reserve can be estimated.

Stock-based compensation consists of expenses for stock options and other awards under our equity incentive plans. Stock-based compensation is included in the following cost and expense line items of our GAAP presentation:

• Cost of revenue - other

• Product development

• Marketing and sales

• General and administrative

Although stock-based compensation is an expense for us and is viewed as a form of compensation, management excludes stock-based compensation from our non-GAAP measures for purposes of evaluating our continuing operating performance primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook. In addition, the value of stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.

We believe these non-GAAP financial measures serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and, when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors’ overall understanding of our current financial performance.

In the financial tables below, we provide a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this earnings release.

We estimate revenue generated through both our mobile and other connected devices platform as well as our traditional computer platform. While we believe that such disaggregated revenue estimates provide directional insight for evaluating our efforts to monetize our service through these platforms, we do not validate such disaggregated revenue to the level of financial statement reporting. Such metrics should be seen as indicative only and as management’s best estimate.

###

Contacts:

Dominic Paschel

Corporate Finance & Investor Relations

investor@pandora.com

(510) 842-6960

Mollie Starr

Pandora Corporate Communications

press@pandora.com

(510) 842-6996

Pandora Media, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended
	April 30,
	2012	2013
Revenue:
Advertising	$70,597	$105,146
Subscription services and other	10,187	20,364
Total revenue	80,784	125,510

Costs and expenses:
Cost of revenue - Content acquisition costs	55,818	82,853
Cost of revenue - Other (1)	6,917	9,779
Product development (1)	4,119	7,033
Marketing and sales (1)	23,460	40,083
General and administrative (1)	10,612	14,209
Total costs and expenses	100,926	153,957
Loss from operations	(20,142)	(28,447)

Other income (expense):
Interest income	32	15
Interest expense	(124)	(143)
Other income, net	—	1
Loss before provision for income taxes	(20,234)	(28,574)

Income tax benefit (expense)	6	(13)
Net loss	$(20,228)	$(28,587)

Basic and diluted net loss per share	$(0.12)	$(0.16)
Weighted-average shares used in computing basic and diluted per share amounts	165,404	173,579

(1) Amounts include stock-based compensation expenses as follows:

	2012	2013
Cost of revenue - Other	$263	$456
Product development	986	1,763
Marketing and sales	2,930	4,848
General and administrative	1,321	314
	$5,500	$7,381

Pandora Media, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of January 31,	As of April 30,
	2013	2013
Assets
Current assets:
Cash and cash equivalents	$65,725	$55,435
Short-term investments	23,247	19,983
Accounts receivable, net	103,410	105,318
Prepaid expenses and other current assets	6,232	6,198
Total current assets	198,614	186,934

Property and equipment, net	17,758	20,866
Other assets	2,460	2,338
Total assets	$218,832	$210,138

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,471	$7,471
Accrued liabilities	7,590	8,371
Accrued royalties	53,083	55,712
Deferred revenue	29,266	37,299
Accrued compensation	21,560	16,284
Total current liabilities	115,970	125,137

Other long-term liabilities	3,873	3,571
Total liabilities	119,843	128,708

Stockholders’ equity:
Common stock	17	17
Additional paid-in capital	238,552	249,570
Accumulated deficit	(139,574)	(168,161)
Accumulated other comprehensive income (loss)	(6)	4
Total stockholders’ equity	98,989	81,430
Total liabilities and stockholders’ equity	$218,832	$210,138

Pandora Media, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended
	April 30,
	2012	2013
Operating Activities
Net loss	$(20,228)	$(28,587)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,541	2,132
Loss on disposition of assets	32	—
Stock-based compensation	5,500	7,381
Amortization of premium on investments	92	42
Amortization of debt issuance costs and debt discount	66	66
Changes in assets and liabilities:
Accounts receivable	(3,793)	(1,908)
Prepaid expenses and other assets	(433)	97
Accounts payable and accrued liabilities	1,022	2,927
Accrued royalties	4,314	2,629
Accrued compensation	(2,445)	(5,420)
Deferred revenue	2,509	8,033
Reimbursement of cost of leasehold improvements	1,243	—
Net cash used in operating activities	(10,580)	(12,608)

Investing Activities
Purchases of property and equipment	(1,243)	(4,434)
Purchases of short-term investments	(17,641)	(10,761)
Maturities of short-term investments	28,100	13,980
Net cash provided by (used in) investing activities	9,216	(1,215)

Financing activities
Proceeds from issuance of common stock	1,928	3,530
Net cash provided by financing activities	1,928	3,530

Effects of foreign currency translation on cash and cash equivalents	—	3

Net increase (decrease) in cash and cash equivalents	564	(10,290)
Cash and cash equivalents at beginning of period	44,126	65,725
Cash and cash equivalents at end of period	$44,690	$55,435

Pandora Media, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands, except per share data)

(Unaudited)

	Three months ended
	April 30,
	2012	2013

Revenue:
GAAP total revenue	$80,784	$125,510
Subscription return reserve	749	3,024
Non-GAAP total revenue	$81,533	$128,534

Net loss:
GAAP net loss	$(20,228)	$(28,587)
Subscription return reserve	749	3,024
Stock-based compensation	5,500	7,381
Non-GAAP net loss	$(13,979)	$(18,182)

Basic and Diluted earnings per share:
GAAP basic earnings per share	$(0.12)	$(0.16)
Subscription return reserve	0.00	0.02
Stock-based compensation	0.03	0.04
Non-GAAP basic earnings per share	$(0.08)	$(0.10)

Shares used in computing basic and diluted earnings per share	165,404	173,579

Pandora Media, Inc.

Monetization: RPM History

(Unaudited)

	FY2012	FY2013					FY2014
	FY	Q1	Q2	Q3	Q4	FY	Q1
Advertising RPM
Traditional Computer	$62.68	$46.52	$57.14	$58.03	$53.53	$53.73	$48.16
Mobile and other connected devices	$21.05	$17.88	$22.17	$25.59	$23.51	$22.53	$23.23
Total advertising	$32.22	$24.82	$29.48	$32.40	$29.26	$29.13	$28.02

Total RPM
Traditional Computer	$58.84	$45.54	$55.02	$56.40	$52.82	$52.36	$48.04
Mobile and other connected devices	$21.93	$18.86	$23.32	$26.96	$25.05	$23.83	$25.31
Total	$33.32	$26.09	$30.68	$33.73	$30.86	$30.49	$30.01

Total RPM Based on Non-GAAP Revenue
Traditional Computer	$58.86	$45.64	$55.19	$56.50	$53.00	$52.50	$48.33
Mobile and other connected devices	$22.01	$19.16	$23.81	$27.23	$25.50	$24.21	$26.15
Total	$33.38	$26.33	$31.09	$33.96	$31.25	$30.82	$30.74